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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46260 and No. 33-46261 of Springs Industries, Inc. on Form S-8 of our reports dated January 31, 1994, appearing and incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc. for the year ended January 1, 1994.




DELOITTE & TOUCHE
Charlotte, North Carolina

March 30, 1994